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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2023, Fulgent Therapeutics LLC, a subsidiary of Fulgent Genetics, Inc. (the “Company”), amended its existing office lease agreement for the Company’s headquarters at 4978 Santa Anita Avenue, Temple City, California 91780 (the “Lease Amendment”). Under the terms of the Lease Amendment, the term of the lease was extended from January 31, 2023 to January 31, 2024 (the “Extended Term”). The Company’s monthly rent payments will be $24,885.00 for the duration of the Extended Term. The Company will also be required to pay for utilities, upkeep and maintenance applicable to the leased premises.

A copy of the Lease Amendment is filed herewith as Exhibit 1.1, and is incorporated by reference as though fully set forth herein. The foregoing description of the agreement is not intended to be complete and is qualified in its entirety by the complete text of the Lease Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Commercial Lease Addendum (II) by and between Fulgent Therapeutics LLC and E&E Plaza LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer